UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12
VONAGE HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(1)	Title of each class of securities to which transaction applies:
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Employee FAQ

1.What will change for me as an employee as a result of the merger?

•Our strategy has not changed and we will continue to execute on our plans and deliver on our commitments to our customers. We will look for opportunities for innovation and value creation post merger and look forward to sharing details as we work through plans.
•The Vonage Way culture is very much aligned with Ericsson’s culture. In addition, Ericsson has a strong culture with lots of emphasis on employee experience and we will be working closely with their team to leverage this where possible.

2.Do you know if and when the merger agreement will be available for Vonage employees?

•The merger agreement is available on Vonage’s Investor Relations site: https://ir.vonage.com/financial-information/sec-filings

3.Will the RSU program continue after acquisition?

•The current RSU program will not continue post acquisition, as shares of Vonage common stock will no longer be issued. However, long-term incentives are a key component to our overall pay philosophy, and we are working with Ericsson to develop a comparable program for the future. We will work through the details and communicate once known.

4.What happens with RSUs if Vonage stock price fluctuates between now and closing?

•Prior to closing, your unvested stock awards will continue to vest pursuant to the award’s vesting terms.
•Once the transaction closes, under the terms of the merger agreement:
◦Your restricted stock units that have vested (and thus are shares owned outright) on or prior to the closing will be paid out as a lump sum cash payment equal to $21 per share.
◦All restricted stock units that have not vested on or prior to the closing will be converted to a right to receive cash equal to $21 per restricted stock unit. Those rights will continue to vest pursuant to your vesting terms, and will be paid out following the completion of your vesting terms.

5.Based on the RSU agreement, if a participant is terminated without cause within one year of a “Change of Control”, all unvested RSU will vest on the participant's termination date. Does this acquisition constitute a “Change of Control” and does this stipulation still apply?

•Yes

6.Is Vonage stock going away or will we become a tracking stock?

•Once the transaction closes, under the terms of the agreement, Vonage shareholders will receive $21 in cash per each share of Vonage’s common stock, and our shares will be cancelled and will no longer trade on NASDAQ.

7.Did Ericsson have $6.2 Billion in cash or did they have to use corporate debt to buy Vonage?

•Yes, the acquisition will be financed through Ericsson’s existing cash resources, which amounted to SEK 88 billion (approximately $9.79 billion USD) as of 30 September 2021 on a gross basis, and SEK 56 billion (approximately $6.23 billion USD) on a net basis as of the same date. (USD/SEK exchange rate based on closing rate on November 22, 2021.) See Press Release.

8.Will any of the members of Vonage's Board join the Ericsson board?

•No. Vonage Board members will not become a part of the Ericsson board.

9.How will the acquisition affect existing Vonage headcount, do you know which departments will be folded into Ericsson and which will be cut?

•We will be operating as a stand alone subsidiary and as such there are no planned headcount changes due to the acquisition.

10.How does this merger affect potential promotions and raises that may be in flight for this year's assessments? Does the agreement place a limit on salary increases or benefits that may be given to Vonage employees?

•We are operating business as usual. The annual salary review process and promotion process continue as determined by the business, subject to Ericsson consent for certain compensation increases.

11.With the closing of the merger/acquisition targeted for 1st half of 2022 will this move up the review process for salary increase and bonus payouts. It has previously been done in March?

•We are operating business as usual with respect to the timing of the review process. The annual salary review process and other end of year team member processes are moving forward based on the set timeframe.

12.Will there be any changes in policy to employees working on H1B?

•At this time there are no planned changes to policy for employees working on H1B visas.

13.What is the Visa policy going forward pre-close as well as post-close for existing employees which require sponsorship?

•We are operating business as usual and will continue with our current Visa process.

14.Since different countries have different tax laws, will we be receiving guidance on tax implications in connection with the transaction?

•Consistent with our prior policy, Vonage does not provide personal tax advice. We recommend that you consult with your individual tax advisor.

Additional Information and Where to Find It

In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS THERETO IN THEIR ENTIRETY WHEN FILED WITH THE SEC, AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or upon request by contacting the Company, Investor Relations, via email at ir@vonage.com. The Company’s filings with the SEC are also available on the Company’s website at https://ir.vonage.com/.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 26, 2021 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 19, 2021. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the effects of the proposed acquisition of the Company by Ericsson, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this communication that are not historical facts or information may be forward-looking statements. The forward-looking statements in this communication are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.